Exhibit 10.24

AMENDMENT

TO

SERVICE CENTER AGREEMENT

Amendment, dated as of November 10, 2006, between Ascent Solar Technologies, Inc., a Delaware corporation (“AST”), and ITN Energy Systems, Inc., a Colorado corporation (“ITN”), to that certain Service Center Agreement (“Service Center Agreement”), dated as of January 17, 2006, between AST and ITN.

RECITALS

WHEREAS, ITN has requested approval from the Defense Contract Management Agency, DCMA Space & Missile Systems Division (“DCMA”) to novate its existing CIGS PV contracts with DCMA to AST and from the Naval Surface Warfare Center Crane Division (“NSWC”) to novate its existing CIGS PV Contracts with NSWC to AST (such currently existing contracts with DCMA and NSWC are collectively referred to herein as “DCMA” and NSWC Contracts”); and

WHEREAS, to satisfy any concerns that DCMA and NSWC may have that the Equipment (as defined in the Service Center Agreement) that ITN has agreed to make available for use by AST might not be available to AST for performance of the DCMA and NSWC Contracts, AST and ITN have agreed to amend the Service Center Agreement as set forth below.

Accordingly, the parties hereto hereby agree as follows:

1.             Section 1 of the Service Center Agreement is hereby amended to read in full as follows:

1.                                       Service Center Agreement.  Upon the terms and conditions set forth herein, ITN will allow AST to use certain of ITN’s laboratories, laboratory equipment and research and development tools and equipment (collectively “Equipment”), on an as needed basis, but subject to ITN’s right of first use.  Notwithstanding the foregoing, in the event AST needs to use the Equipment in order to perform its obligations under the DCMA Contracts, then the parties agree to work out a mutually acceptable schedule so that AST’s need for the Equipment under the DCMA Contracts and ITN’s need for the Equipment can each be accommodated without the other party having the right of first use.

2.             All other terms and conditions of the Service Center Agreement shall remain the same.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first stated above.

ITN Energy Systems, Inc. a Colorado corporation

By:	/s/ Ashutosh Misra
Name:	Ashutosh Misra
Title:	Executive Vice President

Ascent Solar Technologies, Inc., a Delaware corporation

By:	/s/ Matthew Foster
Name:	Matthew Foster
Title:	President